EXHIBIT 99.1

Civista Bancshares, Inc. Announces Second-Quarter 2026 Net Income of $14.3 million, up $3.3 million from Second-Quarter 2025

Sandusky, Ohio, July 23, 2026 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) today reported net income of $14.3 million, or $0.69 per common share, for the quarter ended June 30, 2026. The results of the periods presented include the impact of The Farmers Savings Bank ("FSB") merger since November 7, 2025.

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Net income for the second-quarter of 2026 of $14.3 million, a $3.3 million or 30.0% increase compared to $11.0 million for the second-quarter 2025, but down $0.7 million or 4.5% compared to $15.0 million for the first-quarter 2026.
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Net interest margin expanded 25 basis points year-over-year to 3.89% while cost of funds declined 37 basis points.
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Diluted earnings per common share were $0.69 for the second quarter of 2026, compared to $0.71 for the second quarter of 2025. The modest decrease primarily reflects the additional shares issued in connection with the FSB merger and common stock offering completed during the second-half of 2025.
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Pre-Provision Net Revenue (PPNR) for the second quarter of 2026 was $18.9 million, compared to $17.4 million in the first quarter of 2026 and $13.9 million for the second quarter of 2025.
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Cost of funds of 194 basis points for the second-quarter of 2026, 37 basis points lower than the 232 basis points cost of funds for the second-quarter of 2025, and 2 basis points lower than the 196 basis points in first-quarter 2026.
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Cost of deposits of 183 basis points for the second-quarter of 2026, down 13 basis points compared to 196 basis points in the second-quarter of 2025, but 2 basis points higher than the 181 basis points in the first-quarter of 2026.
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Brokered deposits declined $25.0 million linked quarter and $52.0 million since year-end 2025 as Civista continued optimizing its funding mix and reducing higher-cost funding sources.
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Total loans increased $25.2 million, or 0.8%, in the second quarter of 2026 compared to the first quarter of 2026.
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Return on Assets of 1.34%, compared to 1.06% for the second quarter of 2025.
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Leadership Transition: As previously announced, Dennis Shaffer will be retiring as President and Chief Executive Officer effective August 28, 2026. Chuck Parcher will succeed Shaffer as President and Chief Executive Officer, ensuring a planned and orderly leadership transition.

CEO Commentary:

"Civista delivered a strong second quarter and first half of 2026, reflecting continued execution of our strategy and the strength of our balance sheet," said Dennis Shaffer, President and Chief Executive Officer of Civista Bancshares, Inc. "During the quarter, net interest margin expanded, funding costs continued to improve, credit quality remained stable, and our efficiency ratio improved significantly from a year ago. These results demonstrate the benefits of disciplined balance sheet management and our ongoing focus on operational excellence."

"While the operating environment remains dynamic, our team continues to execute with a focus on prudent growth, sound risk management, strong customer relationships, and long-term shareholder value creation. We remain encouraged by the strength of our core banking franchise, the quality of our customer base, and the opportunities across our markets."

"This quarter also marks my final earnings release as Chief Executive Officer of Civista Bancshares. Serving our customers, communities, shareholders, and employees has been one of the great privileges of my career. I am deeply grateful to our employees for their dedication, to our Board of Directors for their guidance and support, and to our customers for the trust they have placed in Civista throughout the years."

"As we prepare for our leadership transition in August, I am confident that Civista's future is bright. Chuck Parcher is an exceptional leader who understands our culture, our markets, and our commitment to community banking. With a talented leadership team, a strong capital position, and a clear strategic direction, Civista is well positioned for continued growth and success in the years ahead."

Results of Operations:

For the three-month periods ended June 30, 2026, March 31, 2026 and June 30, 2025.

The results of the periods reflect the inclusion of FSB merger since November 7, 2025.

Second-Quarter 2026 Highlights

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Net income of $14.3 million, a $3.3 million or 30% increase compared to $11.0 million for the second quarter 2025, but down $0.7 million or 4.5% compared to the $15.0 million for the first quarter of 2026.
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Diluted earnings per common share were $0.69 for the second quarter of 2026, compared to $0.71 for the second quarter of 2025. The modest decrease primarily reflects the additional shares issued in connection with the FSB merger and common stock offering completed during the second-half of 2025.
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Pre-Provision Net Revenue (PPNR) for the second quarter of 2026 was $18.9 million, compared to $17.4 million in the first quarter of 2026 and $13.9 million for the second quarter of 2025.
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Net interest margin (tax‑equivalent) expanded to 3.89% during the second quarter of 2026, increasing 25 basis points year‑over‑year, reflecting lower funding costs and disciplined balance‑sheet management.
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Net interest income of $38.6 million, up $3.8 million or 10.9% compared to the second quarter of 2025, and up $0.8 million or 2.0% compared to the first quarter of 2026.
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Total loans increased $25.2 million, or 0.8%, in the second quarter of 2026 compared to the first quarter of 2026.
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Brokered deposits declined $25.0 million linked quarter and $52.0 million since year-end 2025 as Civista continued optimizing its funding mix and reducing higher-cost funding sources.
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Cost of funds of 194 basis points for the second-quarter of 2026, 37 basis points lower than the 232 basis points cost of funds for the second-quarter of 2025, and 2 basis points lower than the 196 basis points in first-quarter 2026.
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Cost of deposits of 183 basis points for the second-quarter of 2026, down 13 basis points compared to 196 basis points in the second-quarter of 2025, but 2 basis points higher than the 181 basis points in the first-quarter of 2026.
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Efficiency ratio for the second quarter of 2026 was 58.2%, compared to 64.5% for the second quarter of 2025.
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Return on Assets of 1.34%, compared to 1.06% for the second quarter of 2025.
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Net charge-offs totaled $0.1 million during the quarter.
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Allowance for credit losses on loans / total loans of 1.28%.
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Tangible book value per share increased 6.0% from December 31, 2025, to $20.43 at June 30, 2026
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Declared a quarterly cash dividend of $0.18 per share, consistent with the first quarter 2026.
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Based on the June 30, 2026 closing share price of $28.22, the $0.18 quarterly dividend represents an annualized yield of 2.55% and a payout ratio of 26.14%.

Assets

Total assets at June 30, 2026, were $4.3 billion, unchanged from March 31, 2026.

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Loan and lease balances increased $25.2 million, or 0.8% since March 31, 2026.
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Real Estate Construction loans increased $11.2 million since March 31, 2026, mainly due to seasonal construction patterns that typically see their lowest activity in the first quarter and a ramp up in activity starting in the second quarter.
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Residential Real Estate increased $14.5 million since March 31, 2026 reflecting increased demand for new originations.

Deposits & Borrowings

Total deposits at June 30, 2026, were $3.5 billion, a decrease of $43.6 million, or 1.2% from March 31, 2026. Total deposits declined modestly due primarily to seasonal public fund fluctuations and continued reduction of higher-cost brokered deposits.

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Interest-bearing demand deposits decreased $38.5 million from March 31, 2026, primarily due to decreases of $29.0 million and $9.7 million in interest-bearing public funds and retail interest-bearing demand deposits, respectively, slightly offset by an increase of $1.7 million in jumbo demand deposits.
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Savings and money markets decreased $20.2 million from March 31, 2026, primarily due to decreases of $10.5 million, $10.2 million, and $4.6 million, in ICS money market deposits, retail money market deposits, and statement savings, respectively, slightly offset by an increase of $3.2 million in business money market deposits.
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Time deposits increased $50.7 million from March 31, 2026, primarily due to increases of $29.2 million, $16.3 million, and $5.7 million in jumbo CDs, retail CDs, and CDARS, respectively.
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Brokered deposits totaled $350.1 million at June 30, 2026, which included brokered certificates of deposit of $350.0 million and brokered money markets of $0.1 million. Brokered deposits decreased $25.0 million from March 31, 2026, reflecting management's continued efforts to reduce higher cost brokered deposits.
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FHLB short-term advances totaled $123.5 million on June 30, 2026, up $23.5 million from March 31, 2026.

Net Interest Income and Net Interest Margin

Net interest income increased $3.8 million, or 10.9%, for the second quarter of 2026, compared to the same period last year. In the second quarter of 2025, net interest income was increased by $1.6 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Interest income increased $0.3 million year over year, primarily reflecting growth in average interest‑earning assets, mostly offset by the non-recurring adjustment discussed above in the second quarter of 2025.
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Interest expense decreased $3.5 million year over year, mainly due to lower borrowing costs from reduced short‑term FHLB advances coupled with strategic time deposit pricing.
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Net interest margin increased 25 basis points to 3.89% for the second quarter of 2026, compared to 3.64% for the same period last year, reflecting disciplined deposit pricing, a reduced reliance on higher‑cost wholesale funding, and favorable repricing dynamics, partially offset by pressure from changes in asset mix.

Net interest income increased $8.8 million, or 13.1%, for the six months ended June 30, 2026, compared to the same period last year. For the six months ended June 30, 2025, net interest income was increased by $1.6 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Interest income increased $2.4 million for the six-months ended June 30, 2026, compared to the same period last year, attributed to average interest-earning assets increasing $176.4 million, slightly offset by a 10-basis point decrease in asset yield.
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Interest expense decreased $6.5 million for the six months ended June 30, 2026, compared to the same period last year. This was due to a 104-basis point reduction in higher cost short-term FHLB borrowings coupled with a 48-basis point drop in time deposits, mostly offset by $235.2 million average balance growth in interest-bearing deposits.
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Net interest margin increased 30-basis points to 3.87% for the six months ended June 30, 2026, compared to 3.57% for the same period last year.

Credit

Provision for credit losses (including provision for unfunded commitments) increased $0.8 million for the second quarter of 2026 to $1.8 million compared to $1.0 million for the same period last year.

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Civista recorded net charge-offs of $0.1 million for the second quarter of 2026 compared to net charge-offs of $1.0 million for the same period last year.

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The allowance for credit losses to loans ratio was 1.28% at June 30, 2026, compared to 1.28% at June 30, 2025, and 1.28% at December 31, 2025.

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The allowance for credit losses was $41.7 million at June 30, 2026, compared to $40.5 million at June 30, 2025, and $42.0 million at December 31, 2025.

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Non-performing assets at June 30, 2026, were $30.5 million, a decrease of $0.8 million or 2.6%, from December 31, 2025. The non-performing assets to assets ratio was 0.71% and 0.72% at June 30, 2026 and December 31, 2025, respectively.

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The allowance for credit losses to non-performing loans increased slightly to 136.8% at June 30, 2026, from 134.2% at December 31, 2025.

Non-interest Income

Non-interest income for the second quarter of 2026 totaled $9.0 million, an increase of $2.4 million or 36.7%, when compared to the same period last year. In the second quarter of 2025, noninterest income was reduced by $1.0 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Service charges increased $0.3 million for the second quarter of 2026, compared to the same period last year, primarily from higher business service charges and retail overdraft fees.
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Net gain on sale of loans increased $0.7 million for the second quarter of 2026, compared to the same period last year, due to favorable secondary market conditions resulting in higher sales volumes for both loans and leases.
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Lease revenue and residual income increased $0.9 million for the second quarter of 2026 compared to the same period last year due to the non-recurring adjustment discussed above. Excluding the non-recurring adjustment, lease revenue and residual income was relatively unchanged year-over-year.

Noninterest income totaled $18.4 million, an increase of $4.0 million or 27.6%, when compared to the same period last year. For the six months ended June 30, 2025, noninterest income was reduced by $1.0 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Service charges increased $0.5 million for the six months ended June 30, 2026, compared to the same period last year, primarily from higher business service charges and retail overdraft fees.
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Net gain on sale of loans increased $1.7 million for the six months ended June 30, 2026, compared to the same period last year. Secondary market sales volumes increased due to favorable secondary market conditions coupled with disciplined pricing strategies on both the loan and lease gain on sale margins.
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Lease revenue and residual income increased $0.6 million for the six months ended June 30, 2026, compared to the same period last year, due to the non-recurring adjustment discussed above. Excluding the non-recurring adjustment, lease revenue and residual income was down slightly year-over-year resulting from increased origination volume offset by lower residual income.
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Other income increased $0.6 million for the six months ended June 30, 2026, compared to the same period last year. Income from the Company's captive insurance subsidiary, CIVB Risk Management, recorded $0.5 million of income in the first quarter of 2026 related to the closure of three claims without payment, resulting in a reduction of ceded reserves.

Non-interest Expense

Non-interest expense for the second quarter of 2026 totaled $28.7 million, an increase of $1.2 million or 4.3%, when compared to the same period last year. In the second quarter of 2025, noninterest expense was reduced by $0.3 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion. These expenses are recorded in equipment expense of $0.1 million and other noninterest expense of $0.2 million.

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Compensation expense increased $0.7 million for the second quarter of 2026, compared to the same period last year, primarily due to increases in salaries and medical expenses associated with a higher number of full-time equivalent (FTE) employees year-over-year.
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The quarter-to-date average number of FTE employees was 549 at June 30, 2026, compared with an average number of 526 for the same period in 2025.
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FDIC assessment decreased $0.3 million for the second quarter of 2026, compared to the same period last year, mainly due to an improvement in Civista's risk-based assessment rate, reflecting favorable trends in regulatory ratios and supervisory metrics used in the FDIC's pricing methodology.
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Professional fees decreased $0.6 million for the second quarter of 2026, compared to the same period last year, mainly due to utilizing consultants in 2025 to assist in transitioning Civista Leasing and Finance Division to a new core processing system.
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Amortization of intangibles increased $0.4 million for the second quarter of 2026, compared to the same period last year due to the merger of FSB that closed in November 2025.
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The efficiency ratio was 58.2% for the quarter ended June 30, 2026, compared to 64.5% for the same period last year. The change in the efficiency ratio is primarily due to a 10.9% increase in net interest income and a 36.7% increase in non-interest income, slightly offset by a 4.3% increase in non-interest expenses.

Noninterest expense totaled $58.5 million, an increase of $3.9 million or 7.2%, when compared to the same period last year. For the six months ended June 30, 2026, noninterest expense was increased by $0.4 million from non-recurring adjustments related to acquisition expenses from the merger with FSB that closed in November 2025. These expenses are recorded in other noninterest expenses. For the six months ended June 30, 2025, noninterest expense was reduced by $0.3 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion. These expenses are recorded in equipment expense of $0.1 million and other noninterest expense of $0.2 million.

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Compensation expense increased $2.9 million for the six months ended June 30, 2026, compared to the same period last year, primarily due to increases in salaries and medical expenses associated with a higher number of full-time equivalent (FTE) employees year-over-year.
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The year-to-date average number of FTE employees was 548 at June 30, 2026, compared with an average number of 523 for the same period in 2025.
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FDIC assessment decreased $0.7 million for the six months ended June 30, 2026, compared to the same period last year, mainly due to an improvement in Civista's risk-based assessment rate, reflecting favorable trends in regulatory ratios and supervisory metrics used in the FDIC's pricing methodology.

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Professional fees decreased $1.1 million for the six months ended June 30, 2026, compared to the same period last year, mainly due to utilizing consultants to assist in transitioning Civista Leasing and Finance Division to a new core processing system.
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Amortization of intangibles increased $0.7 million for the six months ended June 30, 2026, compared to the same period last year due to the merger of FSB that closed in November 2025.
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The efficiency ratio was 59.1% for the six months ended June 30, 2026, compared to 64.7% for the same period last year. The change in the efficiency ratio is primarily due to a 13.1% increase in net interest income and a 27.6% increase in noninterest income, somewhat offset by a 7.2% increase in noninterest expenses.

Taxes

Civista’s effective income tax rate for the second quarter of 2026 was 16.7% compared to 14.6% for the same period last year.

Civista’s effective income tax rate for the six months ended June 30, 2026, was 16.7% compared to 14.7% in the same period last year.

Capital

Total shareholders’ equity at June 30, 2026, totaled $566.8 million, an increase of $23.3 million from December 31, 2025. This resulted from an increase of $21.8 million in retained earnings coupled with a decrease in accumulated other comprehensive loss of $0.6 million resulting from the change in the unrealized loss on available-for-sale securities portfolio.

Civista did not repurchase any shares in the first six months ended June 30, 2026, as the current repurchase plan is set to expire in April 2027. For the six months ended June 30, 2026, Civista liquidated 14,504 shares held by employees, at an average price of $21.94 per share, to satisfy tax obligations stemming from vesting of restricted shares.

Conference Call and Webcast

Civista Bancshares, Inc. will also host a conference call to discuss the Company's financial results for the second quarter of 2026 at 1:00 p.m. ET on Thursday, July 23, 2026. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.civb.com. Participants can also listen to the conference call by dialing 800-836-8184 and ask to be joined into the Civista Bancshares, Inc. second quarter 2026 earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.civb.com).

About Civista Bancshares

Civista Bancshares, Inc., is a $4.3 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 44 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Non-GAAP Financial Measures

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles ("GAAP"). These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations. Certain non-GAAP financial measures discussed earlier in this release, including efficiency ratio, net interest margin, tangible book value per share, and related ratios, are identified in the accompanying financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Three Months Ended June 30,
	2026			2025
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,243,955	$49,887	6.17%	$3,136,091	49,972	6.39%
Taxable securities ***	417,924	3,908	3.51%	404,104	3,751	3.42%
Non-taxable securities ***	278,152	2,278	3.90%	277,931	2,338	3.88%
Interest-bearing deposits in other banks	52,919	474	3.59%	23,243	210	3.61%
Total interest-earning assets ***	$3,992,950	$56,547	5.67%	$3,841,369	$56,271	5.84%
Noninterest-earning assets:
Cash and due from financial institutions	34,901			40,329
Premises and equipment, net	38,277			44,687
Accrued interest receivable	14,267			13,919
Intangible assets	142,469			132,887
Bank owned life insurance	63,680			63,302
Other assets	52,725			59,948
Less allowance for loan losses	(40,734)			(40,546)
Total Assets	$4,298,535			$4,155,895

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,690,167	$5,997	1.42%	$1,551,856	$5,632	1.46%
Time	1,091,478	9,897	3.64%	986,644	9,926	4.04%
Short-term FHLB borrowings	107,823	838	3.12%	412,545	4,603	4.48%
Long-term FHLB borrowings	644	5	2.85%	1,260	8	2.57%
Other borrowings	3,421	97	11.38%	5,874	123	8.40%
Subordinated debentures	104,293	1,120	4.31%	104,145	1,165	4.49%
Total interest-bearing liabilities	$2,997,826	$17,954	2.40%	$3,062,324	$21,457	2.81%
Non-interest-bearing deposits	703,040			652,092
Other liabilities	36,568			40,564
Shareholders' equity	561,101			400,915
Total Liabilities and Shareholders' Equity	$4,298,535			$4,155,895

Net interest income and interest rate spread		$38,593	3.27%		$34,814	3.03%

Net interest margin ***			3.89%			3.64%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $606 thousand and $622 thousand for the periods ended June 30, 2026 and 2025, respectively.

** - Average balance includes nonaccrual loans

*** - Average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $46.7 million and $64.1 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Six Months Ended June 30,
	2026			2025
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,248,126	$99,118	6.15%	$3,117,867	$97,618	6.31%
Taxable securities ***	425,301	7,862	3.50%	400,518	7,306	3.37%
Non-taxable securities ***	281,695	4,581	3.92%	282,183	4,678	3.90%
Interest-bearing deposits in other banks	42,898	795	3.71%	21,081	402	3.84%
Total interest-earning assets ***	$3,998,020	$112,356	5.67%	$3,821,649	$110,004	5.77%
Noninterest-earning assets:
Cash and due from financial institutions	37,004			41,758
Premises and equipment, net	39,128			45,541
Accrued interest receivable	14,232			13,744
Intangible assets	142,868			133,076
Bank owned life insurance	63,484			63,110
Other assets	52,206			59,271
Less allowance for loan losses	(41,196)			(40,252)
Total Assets	$4,305,746			$4,137,897

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,672,887	$11,427	1.38%	$1,565,328	$11,360	1.46%
Time	1,100,865	19,919	3.65%	973,202	19,914	4.13%
Short-term FHLB borrowings	128,127	2,186	3.44%	384,224	8,532	4.48%
Long-term FHLB borrowings	712	10	2.78%	1,334	17	2.57%
Other borrowings	3,666	169	9.32%	6,150	268	8.78%
Subordinated debentures	104,271	2,229	4.31%	104,124	2,326	4.50%
Total interest-bearing liabilities	$3,010,528	$35,940	2.41%	$3,034,362	$42,417	2.82%
Non-interest-bearing deposits	699,256			661,382
Other liabilities	38,422			43,174
Shareholders' equity	557,540			398,979
Total Liabilities and Shareholders' Equity	$4,305,746			$4,137,897

Net interest income and interest rate spread		$76,416	3.26%		$67,587	2.95%

Net interest margin ***			3.87%			3.57%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $1.2 million and $1.2 million for the periods ended June 30, 2026 and 2025, respectively.

** - Average balance includes nonaccrual loans

*** - 2026 and 2025 average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $44.0 million and $61.6 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Non-interest income
(unaudited - dollars in thousands)	Three months ended June 30,
	2026	2025	$ Change	% Change
Service charges	$1,889	$1,564	$325	20.8%
Net gain (loss) on equity securities	140	(74)	214	289.2%
Net gain on sale of loans and leases	1,501	841	660	78.5%
ATM/Interchange fees	1,555	1,418	137	9.7%
Wealth management fees	1,459	1,325	134	10.1%
Lease revenue and residual income	1,404	525	879	167.4%
Bank owned life insurance	399	386	13	3.4%
Swap fees	3	53	(50)	-94.3%
Other	657	551	106	19.2%
Total non-interest income	$9,007	$6,589	$2,418	36.7%

Non-interest income
(unaudited - dollars in thousands)	Six months ended June 30,
	2026	2025	$ Change	% Change
Service charges	$3,603	$3,088	$515	16.7%
Net gain (loss) on equity securities	173	(103)	276	268.0%
Net gain on sale of loans and leases	3,106	1,445	1,661	114.9%
ATM/Interchange fees	2,941	2,744	197	7.2%
Wealth management fees	2,892	2,665	227	8.5%
Lease revenue and residual income	3,034	2,421	613	25.3%
Bank owned life insurance	789	773	16	2.1%
Swap fees	59	125	(66)	-52.8%
Other	1,841	1,291	550	42.6%
Total non-interest income	$18,438	$14,449	$3,989	27.6%

Non-interest expense
(unaudited - dollars in thousands)	Three months ended June 30,
	2026	2025	$ Change	% Change
Compensation expense	$15,737	$15,011	$726	4.8%
Net occupancy expense	1,583	1,419	164	11.6%
Contracted data processing	582	536	46	8.6%
FDIC assessment	420	689	(269)	-39.0%
State franchise tax	599	634	(35)	-5.5%
Professional services	1,221	1,798	(577)	-32.1%
Equipment expense	1,720	1,764	(44)	-2.5%
ATM/Interchange expense	743	683	60	8.8%
Marketing	542	289	253	87.5%
Amortization of core deposit intangible	696	338	358	105.9%
Software maintenance expense	1,235	1,294	(59)	-4.6%
Other	3,575	3,027	548	18.1%
Total non-interest expense	$28,653	$27,482	$1,171	4.3%

Non-interest expense
(unaudited - dollars in thousands)	Six months ended June 30,
	2026	2025	$ Change	% Change
Compensation expense	$31,966	$29,054	$2,912	10.0%
Net occupancy expense	3,206	3,053	153	5.0%
Contracted data processing	1,312	1,103	209	18.9%
FDIC Assessment	843	1,562	(719)	-46.0%
State franchise tax	1,153	1,160	(7)	-0.6%
Professional services	2,806	3,888	(1,082)	-27.8%
Equipment expense	3,809	3,867	(58)	-1.5%
ATM/Interchange expense	1,475	1,263	212	16.8%
Marketing	1,020	585	435	74.4%
Amortization of core deposit intangible	1,392	670	722	107.8%
Software maintenance expense	2,710	2,571	139	5.4%
Other	6,834	5,832	1,002	17.2%
Total non-interest expense	$58,526	$54,608	$3,918	7.2%

End of period loan and lease balances
(unaudited - dollars in thousands)
	June 30,	December 31,
	2026	2025	$ Change	% Change
Commercial and Agriculture	$315,479	$308,692	$6,787	2.2%
Commercial Real Estate:
Owner Occupied	389,434	385,547	3,887	1.0%
Non-owner Occupied	1,229,731	1,239,017	(9,286)	-0.7%
Residential Real Estate	957,960	944,328	13,632	1.4%
Real Estate Construction	265,488	285,137	(19,649)	-6.9%
Farm Real Estate	32,440	37,775	(5,335)	-14.1%
Lease financing receivable	32,665	35,103	(2,438)	-6.9%
Consumer and Other	31,707	34,447	(2,740)	-8.0%
Total Loans	$3,254,904	$3,270,046	$(15,142)	-0.5%

End of period deposit balances
(unaudited - dollars in thousands)
	June 30,	December 31,
	2026	2025	$ Change	% Change
Noninterest-bearing demand	$695,142	$702,032	$(6,890)	-1.0%
Interest-bearing demand	380,752	400,403	(19,651)	-4.9%
Savings and money market	1,271,089	1,234,593	36,496	3.0%
Time deposits	761,117	727,294	33,823	4.7%
Brokered deposits	350,143	402,142	(51,999)	-12.9%
Total Deposits	$3,458,243	$3,466,464	$(8,221)	-0.2%

Allowance for Credit Losses
(dollars in thousands)
	Three months ended June 30,
	2026	2025
Beginning of period	$40,536	$40,284
Charge-offs	(174)	(1,092)
Recoveries	100	92
Provision	1,251	1,171
End of period	$41,713	$40,455

Allowance for Credit Losses
(dollars in thousands)
	Six months ended June 30,
	2026	2025
Beginning of period	$42,020	$39,669
Charge-offs	(980)	(2,068)
Recoveries	190	435
Provision	483	2,419
End of period	$41,713	$40,455

Allowance for Unfunded Commitments
(dollars in thousands)
	Three months ended June 30,
	2026	2025
Beginning of period	$3,375	$3,699
Provision	519	(146)
End of period	$3,894	$3,553

Allowance for Unfunded Commitments
(dollars in thousands)
	Six months ended June 30,
	2026	2025
Beginning of period	$3,236	$3,380
Provision	658	173
End of period	$3,894	$3,553

(dollars in thousands)	June 30,	December 31,
	2026	2025
Non-accrual loans	$29,865	$30,834
Restructured loans, accruing	549	14
90+ Days Past Due, Still Accruing	103	462
Total non-performing loans	30,517	31,310
Other Real Estate Owned	-	-
Total non-performing assets	$30,517	$31,310

Civista Bancshares, Inc.

Financial Highlights

(Unaudited, dollars in thousands, except share and per share amounts)

Consolidated Condensed Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Interest income	$56,547	$56,271	$112,356	$110,004
Interest expense	17,954	21,457	35,940	42,417
Net interest income	38,593	34,814	76,416	67,587
Provision for credit losses	1,251	1,171	483	2,419
Provision for unfunded commitments	519	(146)	658	173
Net interest income after provision	36,823	33,789	75,275	64,995
Non-interest income	9,007	6,589	18,438	14,449
Non-interest expense	28,653	27,482	58,526	54,608
Income before taxes	17,177	12,896	35,187	24,836
Income tax expense	2,862	1,881	5,883	3,653
Net income	14,315	11,015	29,304	21,183
Net income available
to common shareholders	$14,315	$11,015	$29,304	$21,183

Dividends paid per common share	$0.18	$0.17	$0.36	$0.34

Earnings per common share
Basic
Net income	$14,315	$11,015	$29,304	$21,183
Less allocation of earnings and
dividends to participating securities	54	45	84	72
Net income available to common
shareholders - basic	$14,261	$10,970	$29,220	$21,111
Weighted average common shares outstanding	20,786,101	15,524,490	20,765,913	15,506,750
Less average participating securities	79,006	96,692	59,198	81,784
Weighted average number of shares outstanding
used to calculate basic earnings per share	20,707,095	15,427,798	20,706,715	15,424,966

Earnings per common share
Basic	$0.69	$0.71	$1.41	$1.37
Diluted	$0.69	0.71	$1.41	1.37

Selected financial ratios:
Return on average assets	1.34%	1.06%	1.37%	1.03%
Return on average equity	10.23%	11.02%	10.60%	10.71%
Return on average tangible common equity	13.72%	16.48%	14.25%	16.06%
Dividend payout ratio	26.14%	23.96%	25.51%	24.89%
Net interest margin (tax equivalent)	3.89%	3.64%	3.87%	3.57%
Effective tax rate	16.66%	14.59%	16.72%	14.71%

Selected Balance Sheet Items
(Dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2026	2025
	(unaudited)	(unaudited)

Cash and due from financial institutions	$61,743	$77,320
Investment in time deposits	4,125	1,165
Investment securities	670,179	684,600
Loans held for sale	8,508	7,180
Loans	3,254,904	3,270,046
Less: allowance for credit losses	(41,713)	(42,020)
Net loans	3,213,191	3,228,026
Other securities	28,957	25,942
Premises and equipment, net	37,417	40,611
Goodwill and other intangibles	142,018	143,538
Bank owned life insurance	63,942	63,153
Other assets	64,218	64,918
Total assets	$4,294,298	$4,336,453

Total deposits	$3,458,243	$3,466,464
Short-term Federal Home Loan Bank advances	123,500	175,000
Long-term Federal Home Loan Bank advances	561	855
Subordinated debentures	104,317	104,234
Other borrowings	3,121	4,090
Accrued expenses and other liabilities	37,771	42,336
Total liabilities	3,727,513	3,792,979
Common shares	420,922	419,769
Retained earnings	261,615	239,784
Treasury shares	(76,082)	(75,764)
Accumulated other comprehensive loss	(39,670)	(40,315)
Total shareholders' equity	566,785	543,474
Total liabilities and shareholders' equity	$4,294,298	$4,336,453

	June 30,	December 31,
	2026	2025
	(unaudited)	(unaudited)

Shares outstanding at period end	20,794,238	20,746,474
Book value per share	$27.26	$26.20
Equity to asset ratio	13.20%	12.53%

Selected asset quality ratios:
Allowance for credit losses to total loans	1.28%	1.28%
Non-performing assets to total assets	0.71%	0.72%
Allowance for credit losses to non-performing loans	136.69%	134.21%

Non-performing asset analysis
Nonaccrual loans	$29,865	$30,834
Restructured loans	549	14
Other real estate owned	-	-
90+ Days Past Due, Still Accruing	103	462
Total	$30,517	$31,310

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
End of Period Balances	2026	2026	2025	2025	2025

Assets
Cash and due from banks	$61,743	$83,525	$77,320	$62,766	$73,858
Investment in time deposits	4,125	2,880	1,165	735	715
Investment securities	670,179	682,462	684,600	657,189	645,228
Loans held for sale	8,508	6,940	7,180	8,012	10,733
Loans and leases	3,254,904	3,229,667	3,270,046	3,095,994	3,151,124
Allowance for credit losses	(41,713)	(40,536)	(42,020)	(40,254)	(40,455)
Net Loans	3,213,191	3,189,131	3,228,026	3,055,740	3,110,669
Other securities	28,957	25,144	25,942	27,901	36,195
Premises and equipment, net	37,417	39,055	40,611	40,910	42,922
Goodwill and other intangibles	142,018	142,774	143,538	132,276	132,631
Bank owned life insurance	63,942	63,543	63,153	62,756	63,555
Other assets	64,218	62,868	64,918	65,049	69,363
Total Assets	$4,294,298	$4,298,322	$4,336,453	$4,113,334	$4,185,869

Liabilities
Total deposits	$3,458,243	$3,501,890	$3,466,464	$3,230,463	$3,196,207
Federal Home Loan Bank advances - short term	123,500	100,000	175,000	232,000	433,500
Federal Home Loan Bank advances - long term	561	739	855	970	1,103
Subordinated debentures	104,317	104,276	104,234	104,213	104,172
Other borrowings	3,121	3,594	4,090	4,699	5,379
Accrued expenses and other liabilities	37,771	35,580	42,336	41,961	41,371
Total liabilities	3,727,513	3,746,079	3,792,979	3,614,306	3,781,732

Shareholders' Equity
Common shares	420,922	420,488	419,769	388,458	312,589
Retained earnings	261,615	251,041	239,784	230,798	221,321
Treasury shares	(76,082)	(76,082)	(75,764)	(75,760)	(75,753)
Accumulated other comprehensive loss	(39,670)	(43,204)	(40,315)	(44,468)	(54,020)
Total shareholders' equity	566,785	552,243	543,474	499,028	404,137

Total Liabilities and Shareholders' Equity	$4,294,298	$4,298,322	$4,336,453	$4,113,334	$4,185,869

Shares outstanding at period end	20,794,238	20,783,348	20,746,474	19,312,726	15,529,342

Book value per share	$27.26	$26.57	$26.20	$25.84	$26.02
Equity to asset ratio	13.20%	12.85%	12.53%	12.13%	9.65%

	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025
Selected asset quality ratios:
Allowance for credit losses to total loans	1.28%	1.26%	1.28%	1.30%	1.28%
Non-performing assets to total assets	0.71%	0.70%	0.72%	0.55%	0.55%
Allowance for credit losses to non-performing loans	136.69%	134.37%	134.21%	176.52%	176.11%

Non-performing asset analysis
Non-accrual loans	$29,865	$29,400	$30,834	$22,615	$22,742
Restructured loans	549	538	14	12	7
90+ Days Past Due, Still Accruing	103	229	462	177	223
Other real estate owned	-	-	-	-	209
Total	$30,517	$30,167	$31,310	$22,804	$23,181

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
Quarterly Average Balances	2026	2026	2025	2025	2025
Assets:
Earning assets	$3,992,950	$4,003,144	$3,939,580	$3,829,484	$3,841,369
Securities	696,076	718,037	694,263	676,938	682,035
Loans	3,243,955	3,252,342	3,197,327	3,128,033	3,136,091
Liabilities and Shareholders' Equity
Total deposits	$3,484,685	$3,461,202	$3,424,018	$3,237,025	$3,190,592
Interest-bearing deposits	2,781,645	2,765,773	2,717,751	2,574,153	2,538,500
Other interest-bearing liabilities	216,181	257,599	256,899	383,305	523,824
Total shareholders' equity	561,101	553,940	525,673	472,993	400,915

Supplemental Financial Information
(Unaudited - dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
End of period loan and lease balances	2026	2026	2025	2025	2025
Commercial and Agriculture	$315,479	$310,400	$308,692	$302,407	$338,598
Commercial Real Estate:
Owner Occupied	389,434	390,786	385,547	384,176	378,248
Non-owner Occupied	1,229,731	1,232,781	1,239,017	1,216,031	1,263,612
Residential Real Estate	957,960	943,425	944,328	842,362	815,408
Real Estate Construction	265,488	254,254	285,137	278,163	277,643
Farm Real Estate	32,440	32,700	37,775	23,713	23,866
Lease financing receivable	32,665	32,693	35,103	38,960	42,758
Consumer and Other	31,707	32,628	34,447	10,182	10,991
Total Loans	$3,254,904	$3,229,667	$3,270,046	$3,095,994	$3,151,124

Supplemental Financial Information
(Unaudited - dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
End of period deposit balances	2026	2026	2025	2025	2025
Noninterest-bearing demand	$695,142	$703,778	$702,032	$651,934	$647,609
Interest-bearing demand	380,752	419,295	400,403	415,620	433,089
Savings and money market	1,271,089	1,291,253	1,234,593	1,129,985	1,100,660
Time deposits	761,117	710,423	727,294	601,757	560,702
Brokered deposits	350,143	377,141	402,142	431,167	454,147
Total Deposits	$3,458,243	$3,501,890	$3,466,464	$3,230,463	$3,196,207

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Income statement	2026	2026	2025	2025	2025

Total interest and dividend income	$56,547	$55,809	$55,741	$55,240	$56,271
Total interest expense	17,954	17,986	19,290	20,695	21,457
Net interest income	38,593	37,823	36,451	34,545	34,814
Provision for credit losses	1,251	(768)	724	378	1,171
Provision for unfunded commitments	519	139	(139)	(178)	(146)
Non-interest income	9,007	9,431	9,884	9,633	6,589
Non-interest expense	28,653	29,873	31,003	28,327	27,482
Income before taxes	17,177	18,010	14,747	15,651	12,896
Income tax expense	2,862	3,021	2,480	2,891	1,881
Net income	$14,315	$14,989	$12,267	$12,760	$11,015
Net income available to common shareholders	$14,315	$14,989	$12,267	$12,760	$11,015
Pre-Provision Net Revenue (PPNR)	$18,947	$17,381	$15,332	$15,851	$13,921

Per share data

Earnings per common share
Basic
Net income	$14,315	$14,989	$12,267	$12,760	$11,015
Less allocation of earnings and
dividends to participating securities	54	28	48	61	45
Net income available to common shareholders - basic	$14,261	$14,961	$12,219	$12,699	$10,970

Weighted average common shares outstanding	20,786,101	20,745,499	20,185,285	18,767,307	15,524,490
Less average participating securities	79,006	39,169	90,281	91,743	96,692
Weighted average number of shares outstanding used to calculate basic earnings per share	20,707,095	20,706,330	20,095,004	18,675,564	15,427,798

Earnings per common share
Basic	$0.69	$0.72	$0.61	$0.68	$0.71
Diluted	$0.69	$0.72	$0.61	$0.68	$0.71

Common shares dividend paid	$3,741	$3,732	$3,283	$3,283	$2,638
Dividends paid per common share	0.18	0.18	0.17	0.17	0.17

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Selected financial ratios	2026	2026	2025	2025	2025

Return on average assets	1.34%	1.41%	1.14%	1.22%	1.06%
Return on average equity	10.23%	10.97%	9.26%	10.70%	11.02%
Return on average tangible common equity	13.72%	14.64%	12.72%	15.03%	16.48%
Dividend payout ratio	26.14%	24.91%	27.97%	25.00%	23.96%
Net interest margin (tax equivalent)	3.89%	3.85%	3.69%	3.58%	3.64%
Effective tax rate	16.66%	16.77%	16.82%	18.47%	14.59%

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Non-interest income	2026	2026	2025	2025	2025
Service charges	$1,889	$1,714	$1,706	$1,667	$1,564
Net gain (loss) on equity securities	140	33	120	255	(74)
Net gain on sale of loans and leases	1,501	1,605	1,594	1,450	841
ATM/Interchange fees	1,555	1,386	1,722	1,435	1,418
Wealth management fees	1,459	1,433	1,473	1,402	1,325
Lease revenue and residual income	1,404	1,630	1,518	1,934	525
Bank owned life insurance	399	390	397	666	386
Swap fees	3	56	150	-	53
Other	657	1,184	1,204	824	551
Total non-interest income	$9,007	$9,431	$9,884	$9,633	$6,589

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Non-interest expense	2026	2026	2025	2025	2025
Compensation expense	$15,737	$16,229	$14,526	$15,161	$15,011
Net occupancy expense	1,583	1,623	1,410	1,466	1,419
Contracted data processing	582	730	672	559	536
FDIC assessment	420	423	493	627	689
State franchise tax	599	554	343	536	634
Professional services	1,221	1,585	1,467	1,225	1,798
Equipment expense	1,720	2,089	2,032	2,205	1,764
ATM/Interchange expense	743	732	710	755	683
Marketing	542	478	410	391	289
Amortization of core deposit intangible	696	696	576	318	338
Software maintenance expense	1,235	1,475	1,411	1,480	1,294
Other	3,575	3,259	6,953	3,604	3,027
Total non-interest expense	$28,653	$29,873	$31,003	$28,327	$27,482

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset quality	2026	2026	2025	2025	2025

Allowance for credit losses:
Beginning of period	$40,536	$42,020	$40,254	$40,455	$40,284
CECL Day 1 Adjustment FSB	-	-	1,960	-	-
Charge-offs	(174)	(806)	(1,064)	(662)	(1,092)
Recoveries	100	90	146	83	92
Provision	1,251	(768)	724	378	1,171
End of period	$41,713	$40,536	$42,020	$40,254	$40,455
Allowance for unfunded commitments:
Beginning of period	$3,375	$3,236	$3,375	$3,553	$3,699
Charge-offs	-	-	-	-	-
Recoveries	-	-	-	-	-
Provision	519	139	(139)	(178)	(146)
End of period	$3,894	$3,375	$3,236	$3,375	$3,553

Ratios
Allowance to total loans	1.28%	1.26%	1.28%	1.30%	1.28%
Allowance to nonperforming assets	136.69%	134.37%	134.21%	176.52%	174.52%
Allowance to nonperforming loans	136.69%	134.37%	134.21%	176.52%	176.11%

Nonperforming assets
Non-accrual loans	$29,865	$29,400	$30,834	$22,615	$22,742
Restructured loans	549	538	14	12	7
90+ Days Past Due, Still Accruing	103	229	462	177	223
Total non-performing loans	30,517	30,167	31,310	22,804	22,972
Other Real Estate Owned	-	-	-	-	209
Total non-performing assets	$30,517	$30,167	$31,310	$22,804	$23,181

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Capital and liquidity	2026	2026	2025	2025	2025

Tier 1 leverage ratio	11.87%	11.57%	11.32%	10.96%	8.80%
Tier 1 risk-based capital ratio	15.33%	15.12%	14.51%	14.19%	11.18%
Total risk-based capital ratio	18.86%	18.67%	18.02%	17.80%	14.73%
Tangible common equity ratio (1)	10.23%	9.85%	9.54%	9.21%	6.70%

(1) See reconciliation of non-GAAP measures at the end of this press release.

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2026	2026	2025	2025	2025

Tangible Common Equity
Total Shareholder's Equity - GAAP	$566,785	$552,243	$543,474	$499,028	$404,137
Less: Preferred Equity	-	-	-	-	-
Less: Goodwill and intangible assets	142,018	142,774	143,538	132,276	132,631
Tangible common equity (Non-GAAP)	$424,767	$409,469	$399,936	$366,752	$271,506

Total Shares Outstanding	20,794,238	20,783,348	20,746,474	19,312,726	15,529,342

Tangible book value per share	$20.43	$19.70	$19.28	$18.99	$17.48

Tangible Assets
Total Assets - GAAP	$4,294,298	$4,298,322	$4,336,453	$4,113,334	$4,185,869
Less: Goodwill and intangible assets	142,018	142,774	143,538	132,276	132,631
Tangible assets (Non-GAAP)	$4,152,280	$4,155,548	$4,192,915	$3,981,058	$4,053,238

Tangible common equity to tangible assets	10.23%	9.85%	9.54%	9.21%	6.70%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Efficiency ratio (non-GAAP):	2026	2025	2026	2025

Noninterest expense (GAAP)	$28,653	$27,482	$58,526	$54,608
Less: Amortization of intangible assets expense	696	339	1,392	670
Less: Acquisition related expenses	-	-	427	5
Noninterest expense (non-GAAP)	$27,957	$27,143	$56,707	$53,933

Net interest income (GAAP)	$38,593	$34,814	$76,416	$67,587
Plus: Taxable equivalent adjustment	606	621	1,218	1,243
Noninterest income (GAAP)	9,007	6,589	18,438	14,449
Less: Net gains (losses) on equity securities	140	(74)	173	(103)
Net interest income (FTE) plus non-interest income (non-GAAP)	$48,066	$42,098	$95,899	$83,382

Efficiency ratio (non-GAAP)	58.2%	64.5%	59.1%	64.7%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Efficiency ratio (non-GAAP):	2026	2026	2025	2025	2025

Noninterest expense (GAAP)	$28,653	$29,873	$31,003	$28,327	$27,482
Less: Amortization of intangible assets expense	696	696	576	318	339
Less: Acquisition related expenses	-	427	3,424	664	5
Noninterest expense (non-GAAP)	$27,957	$28,750	$27,003	$27,345	$27,138

Net interest income (GAAP)	$38,593	$37,823	$36,451	$34,545	$34,814
Plus: Taxable equivalent adjustment	606	612	620	618	621
Noninterest income (GAAP)	9,007	9,431	9,884	9,633	6,589
Less: Net gains (losses) on equity securities	140	33	120	255	(74)
Net interest income (FTE) plus non-interest income (non-GAAP)	$48,066	$47,833	$46,835	$44,541	$42,098

Efficiency ratio (non-GAAP)	58.2%	60.1%	57.7%	61.4%	64.5%

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Net interest margin (non-GAAP):	2026	2026	2025	2025	2025

Net interest income (GAAP)	$38,593	$37,823	$36,451	$34,545	$34,814
Tax-equivalent adjustment	606	612	620	618	621
Net interest income (tax-equivalent)	39,199	38,435	37,071	35,163	35,435

Average earning assets (GAAP)	$3,992,950	$4,003,144	$3,939,580	$3,829,484	$3,841,369
Unrealized loss adjustment	46,706	41,288	46,944	62,947	64,110
Adjusted average earning assets	4,039,656	4,044,432	3,986,524	3,892,431	3,905,479

Net interest margin (Non-GAAP)	3.89%	3.85%	3.69%	3.58%	3.64%